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                                                                   EXHIBIT 2.h.1

                          BRANTLEY CAPITAL CORPORATION

                                  Common Stock
                                ($.01 Par Value)

                                  ____________

                             UNDERWRITING AGREEMENT

                                                               November 26, 1996


EVEREN SECURITIES, INC.
MCDONALD & COMPANY SECURITIES, INC.
MORGAN KEEGAN & COMPANY, INC.
NEEDHAM & COMPANY, INC.
STIFEL NICOLAUS & COMPANY, INCORPORATED
FIRST OF MICHIGAN CORPORATION
NATCITY INVESTMENTS, INC.
  as Representatives of the
  several Underwriters
c/o EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois  60601-1694

Ladies and Gentlemen:

         Brantley Capital Corporation, a Maryland corporation (the "Company"), proposes to issue and sell pursuant to the terms of this Agreement an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value ("Common Stock"), to you and to the other underwriters named in
Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 600,000 shares of Common Stock (the "Option Shares"), for purposes of covering over-allotments in the sale of the Firm Shares, on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The Company and Brantley Capital Management, L.L.C. ("Investment Adviser"), confirm as follows their respective agreements with the Representatives and the several other Underwriters:





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         1.      AGREEMENT TO SELL AND PURCHASE.

                 (a) On the basis of the respective representations, warranties and agreements of the Company, Investment Adviser, and the Underwriters herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective number of Firm Shares set forth opposite its name on Schedule I, all at the purchase price of $10.00 for each Firm Share.

                 (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 600,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, Chicago time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

                 (c) The Investment Adviser hereby agrees to make the payment to the Underwriters with respect to the Firm Shares or the Option Shares, as the case may be, as required by Section 2 hereof.

                 (d) The Investment Adviser hereby agrees to make the payment to EVEREN Securities, Inc. of a fee for structuring and financial advisory services of $500,000 as set forth in Section 2 hereof.

         2. DELIVERY AND PAYMENT. Delivery of the Firm Shares shall be made by the Company to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company, at the offices of Jenner & Block, One IBM Plaza, Chicago, Illinois 60611, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m., Chicago time, on the third business day (or, if this Agreement is signed after 3:30 p.m. Chicago time, on the fourth business day) following the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").


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         To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives may direct by notice in writing to the Company at least two full business days prior to the Closing Date or the Option Closing Date, as the case may be. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

         Simultaneous with delivery to the Underwriters of and payment by the Underwriters for (i) Firm Shares on the Closing Date and (ii) Option Shares on any Option Closing Date, the Investment Adviser will pay to the Underwriters an amount equal to seven percent (7%) of the aggregate purchase price for the Shares to be purchased by the Underwriters on such date, payable in immediately available funds, by wire transfer to the order of EVEREN Securities, Inc.

         Simultaneous with delivery to the Underwriters of and payment by the Underwriters for the Firm Shares on the Closing Date, the Investment Adviser will pay to EVEREN Securities, Inc. $500,000 in immediately available funds, in consideration for its structuring and financial advisory services rendered.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INVESTMENT ADVISER. Each of the Company and Investment Adviser severally represents, warrants and covenants to each Underwriter that:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-10785) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission under the 1933 Act and the Investment Company Act of 1940 (the "1940 Act") (the "Rules and Regulations") and has filed such amendments to such registration statement on Form N-2, if any, and such amended or supplemented preliminary prospectuses as may have been required to the date hereof. The Company will prepare and file such additional


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         amendments to the registration statement and such amended or supplemented prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Rules and Regulations), as from time to time amended or supplemented pursuant to the 1933 Act (or otherwise), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any prospectus or amendment or supplement thereto shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such prospectus or amendment or supplement thereto is required to be filed by the Company pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus as so amended or supplemented from and after the time it is first provided to the Underwriters for such use.

                 (b) A Notification of Election to be subject to Sections 54-65 of the 1940 Act on Form N-54A (the "Election") has been prepared in conformity with Section 54(a) of the 1940 Act and has been filed by the Company with the Commission under the 1940 Act.

                 (c) At the time the Registration Statement becomes effective (the "Effective Date"), at the date the Prospectus is first filed with the Commission pursuant to Rule 497(c) (if required), at all times subsequent thereto up to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto): (i) did or will comply in all material respects with all applicable provisions of the 1933 Act, the 1940 Act and the Rules and Regulations; (ii) did or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; (iii) the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.



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                 (d)      The Company is a corporation duly organized, validly
         existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business as a foreign corporation and in good standing in all jurisdictions in which such qualification is required except where the failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries. Complete and correct copies of the Articles of Incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                 (e) The authorized, issued and outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company against payment pursuant to this Agreement of the consideration set forth herein by the Underwriters, and the shares of Common Stock issuable in accordance with the terms of the Company's Dividend Reinvestment and Cash Purchase Plan as described in the Prospectus, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Shares of Common Stock and the description of the Dividend Reinvestment and Cash Purchase Plan in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects.

                 (f) The financial statements included in the Registration Statement present fairly the financial condition of the Company as of the date thereof and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. No other financial statements or schedules of the Company are required by the 1933 Act, 1940 Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young (the "Accountants"), who have reported on the financial statements, are independent accountants with respect to the Company as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

                 (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material adverse change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on its shares of Common Stock.



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                 (h)      The Company is registered with the Commission under
         the 1940 Act as a non-diversified, closed-end investment company which has elected to be treated as a business development company under the 1940 Act.

                 (i) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

                 (j)      The Company has, and at the Closing Date will have,
         (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and
         (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected except for any failures to possess, comply or perform or defaults as would not individually or in the aggregate materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company. To the best knowledge of the Company, no other party under any contract or other instrument to which it is a party is in default in any material respect thereunder. The Company is not, nor at the Closing Date will be, in violation of any provision of its agreement and articles of incorporation or bylaws.

                 (k) The Company has full power and authority to enter into this Agreement. This Agreement and the Investment Advisory Agreement referred to in the Registration Statement (the "Investment Advisory Agreement") have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against the Company in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and to general equitable principles, and comply with all applicable provisions of the 1940 Act. The performance of this Agreement and the Investment Advisory Agreement, and the consummation of the transactions contemplated thereby, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any



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         court or other governmental agency or body applicable to the business or properties of the Company.

                 (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the 1933 Act, the 1940 Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

                 (m) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, and the descriptions of any such documents in the Prospectus conform in all material respects to the provisions of such documents. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and to general equitable principles.

                 (n) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (o) The Company owns no trademarks, service marks or trade names. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company.

                 (p) The Shares have been duly authorized for listing, subject to official notice of issuance, on The Nasdaq SmallCap Market.

                 (q) No advertisements have been prepared by the Company or Investment Adviser for use in the public offering of the Shares.


         4. REPRESENTATIONS AND WARRANTIES OF INVESTMENT ADVISER. Investment Adviser represents and warrants to each Underwriter as follows:



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                 (a)      Investment Adviser has been duly organized as a
         limited liability company under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

                 (b) Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

                 (c) This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by Investment Adviser and constitute valid and binding obligations of Investment Adviser enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement, nor the performance by Investment Adviser of its obligations hereunder and thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice of lapse of time or both, a default under, any agreement or instrument to which Investment Adviser is a party or by which it is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations.

                 (d) Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in this Agreement and the Prospectus.

                 (e) The description of Investment Adviser in the Registration Statement and the Prospectus, including the information set forth in "Prior Experience of the Principals of the Investment Adviser," does not contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading.

         5. CERTIFICATES AS REPRESENTATIONS. Any certificate signed by any officer of the Company or Investment Adviser and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Investment Adviser, as the case may be, to the Underwriters as to the matters covered thereby.

         6. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

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                 (a)      The Company will not, either prior to the Effective
         Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, whether pursuant to the 1933 Act, 1940 Act or otherwise, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

                 (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof,
         (iv) of the happening of any event during the period mentioned in the second sentence of Section 6(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or statement of additional information or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                 (c) The Company will furnish to the Representatives, without charge, signed copies of the Notification of Election on Form N-54A, the Registration Statement as originally filed and of each amendment thereto, including financial statements, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a conformed copy of the Registration Statement and each amendment thereto, including financial statements but without exhibits.

                 (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                 (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters


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         and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

                 (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                 (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request a copy of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its shares of Common Stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                 (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 of the Rules and Regulations).

                 (i) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares of Common Stock to facilitate the sale or resale of any of the Shares.

                 (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance



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         with such Rule 430A and Rule 497(h) of the Rules and Regulations copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                 (k) Until the date 120 days after the date of the Prospectus, the Company will not, without the prior written consent of EVEREN Securities Inc., offer, sell, or issue or enter into any agreement to sell or issue, any shares or securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, shares of the Company other than pursuant to this Agreement, the Company's Dividend Reinvestment Plan or the 1996 Stock Option Plan or the Disinterested Director Option Plan, as contemplated in the Prospectus.

                 (l) The Company will use its best efforts to effect the listing of the Shares on The Nasdaq SmallCap Market.

         7. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 6(f) of this Agreement, including filing fees and any fees or disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses incurred with respect to the filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses incurred with respect to the listing of the Shares on The Nasdaq SmallCap Market.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 8 or by the Company in accordance with the provisions of Section 11, the Company or Investment Adviser shall reimburse the Underwriters for all of their out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters. In the event the transactions contemplated hereunder are not consummated, Investment Adviser agrees to pay all of the costs and expenses set forth in the first paragraph of this Section 7 which the Company would have paid if such transactions were consummated.

         8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of each Underwriter hereunder are subject to the following conditions:

                 (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 3:30 p.m., Chicago time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                 (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not promptly object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date (and with respect to the Option Shares, the Option Closing Date) and signed by the Chief Executive Officer and Chief Financial Officer of the Company and the President of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
         (ii) and (iii).

                 (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been a material adverse change in the business, business prospects, management, properties, condition (financial or otherwise) or results of operations of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus.

                 (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, the Investment Adviser or any of their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, business prospects, management, properties, condition (financial or otherwise) or results of operations of the Company.

                 (e) Each of the representations and warranties of the Company and Investment Adviser contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and Investment Adviser and all conditions herein contained to be fulfilled or complied with by the Company and Investment Adviser at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                 (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, from Jenner & Block, counsel to the Company, to the effect set forth in Exhibit A.

                 (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters from Jenner & Block, counsel to Investment Adviser, to the effect set forth in Exhibit B.

                 (h) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Vedder, Price, Kaufman & Kammholz, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be reasonably satisfactory in all respects to the Representatives.

                 (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the 1933 Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with agreed upon procedures described therein, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the date of delivery that would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the Option Closing Date.

                 (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by both the Chief Executive Officer and Chief Financial Officer and the President of the Company, in form and substance reasonably satisfactory to the Representatives, certifying to the effect that:

                          (i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects, and the Registration Statement does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and the Prospectus does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not untrue or misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect, in light of the circumstances under which they were made;

                          (ii) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, as of the date of such certificate, true and correct in all material respects; and

                          (iii) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed, and each condition herein required to be complied with by the Company on or prior to the date of such certificate, has been duly, timely and fully complied with.

                 (k) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate of the Investment Adviser, dated as of the date of its delivery, signed by the president or a vice president of Investment Adviser, to the effect that the representations and warranties of Investment Adviser contained in Sections 3 and 4 were, when originally made, and are, at the time such certificate is dated, true and correct in all material respects.

                 (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date, as the case may be.

                 (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing by The Nasdaq SmallCap Market upon official notice of issuance.

                 (n) The Company and Investment Adviser shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and Investment Adviser herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

                 (o) At the Closing Date and the Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Investment Adviser in connection with the organization and registration of the Company under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in all material respects in form and substance to the Representatives and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         9.      INDEMNIFICATION.

                 (a) Each of the Company and Investment Adviser, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
         Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the 1933 Act, the 1940 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in the Registration Statement not misleading or necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading; provided, that the Company and Investment Adviser will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; and provided further, that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The Company acknowledges that the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company or Investment Adviser might otherwise have.

                 (b) Each Underwriter severally will indemnify and hold harmless the Company, Investment Adviser, each person, if any, who controls the Company or Investment Adviser within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and Investment Adviser to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company and Investment Adviser acknowledge that the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                 (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason except as set forth therein is held to be unavailable from the Company, Investment Adviser or the Underwriters, the

         Company, Investment Adviser and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or Investment Adviser from persons other than the Underwriters, such as persons who control the Company or Investment Adviser within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or Investment Adviser and any one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover of the Prospectus bears to the public offering price appearing on the cover, and the Company and Investment Adviser are responsible for the balance. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and Investment Adviser, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Investment Adviser or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Investment Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and other compensation received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
         Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of the Act, except, as to each other, Investment Adviser and EVEREN Securities, Inc., will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
         Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                 (e) The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and Investment Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

         10. TERMINATION. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing
Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by The Nasdaq Stock Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares.

         11. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of

Firm Shares which any Underwriter has become obligated to purchase pursuant to
Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio 44122, Attention: Robert P. Pinkas; (b) if to Investment Adviser, 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio 44122, Attention: Michael J. Finn; or (c) if to the Underwriters, to the Representatives at the offices of EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601, Attention: General Counsel. Any such notice shall be effective only upon receipt. Any notice under Section 10 or 11 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and Investment Adviser and of the controlling persons, directors and officers referred to in Section 9, their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

         With respect to any obligation of the Company and Investment Adviser hereunder to make any payment, to indemnify for any liability or to reimburse for any expense, notwithstanding the fact that such obligation is a joint and several obligation of the Company and Investment Adviser, the Underwriters (or any other person to whom such payment, indemnification or reimbursement is owed) shall pursue the Company with respect thereto prior to pursuing Investment Adviser.

         Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by EVEREN Securities, Inc.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                 *     *     *

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Investment Adviser and the several Underwriters.

                                     Very truly yours,

                                     BRANTLEY CAPITAL CORPORATION


                                     By:
                                        ---------------------------------------
                                              Title:

                                     BRANTLEY CAPITAL MANAGEMENT, L.L.C.


                                     By:
                                        ---------------------------------------
                                              Title:

Confirmed as of the date first above written:

EVEREN SECURITIES, INC.
MCDONALD & COMPANY SECURITIES, INC.
MORGAN KEEGAN & COMPANY, INC.
NEEDHAM & COMPANY, INC.
STIFEL NICOLAUS & COMPANY, INCORPORATED
FIRST OF MICHIGAN CORPORATION
NATCITY INVESTMENTS, INC.
  Acting on behalf of themselves
  and as the Representatives
  of the other several Underwriters
  named in Schedule I hereof.

By:      EVEREN Securities, Inc.


         By:
            ----------------------------------
                 Authorized Signatory

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                          Number of
                                                                                         Firm Shares
                          Name                                                         To be Purchased
                          ----                                                         ---------------
EVEREN SECURITIES, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MCDONALD & COMPANY SECURITIES, INC. . . . . . . . . . . . . . . . . . . . . . . . . .
MORGAN KEEGAN & COMPANY, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NEEDHAM & COMPANY, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
STIFEL NICOLAUS & COMPANY, INCORPORATED . . . . . . . . . . . . . . . . . . . . . . .
FIRST OF MICHIGAN CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NATCITY INVESTMENTS, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


           Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,000,000
                                                                                         =========



                                                                       EXHIBIT A

                               Form of Opinion of
                             Counsel to the Company

         1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to do business and is in good standing as a foreign corporation in Ohio. The Company has full power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and, to such counsel's knowledge, has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except as specifically described therein.

         2. The outstanding Shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free from any preemptive or similar right. The Shares have been duly authorized and, when they are issued or sold to and paid for by the Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right.

         3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency is required in connection with the performance by the Company of its obligations under the Agreement, except such as have been obtained under the 1933 Act and the 1940 Act and such as may be required under state securities laws, or by the bylaws and rules of the NASD.

         4. The authorized and outstanding Shares of Common Stock of the Company conform as to legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus. The form of certificate used to evidence the Shares is in proper form and complies with all applicable requirements of the General Corporation Law of the State of Maryland.

         5. At the time the Registration Statement became effective, the Registration Statement complied in all material respects as to form with the requirements of the 1933 Act and the 1940 Act (except that we express no opinion as to financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus).

         6. The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated under the 1933 Act.

         7. The statements set forth in the Prospectus under the caption "The Investment Advisory Agreement," insofar as they purport to summarize certain provisions of the Investment Advisory Agreement, are accurate summaries of such provisions.

         8. The descriptions in the Prospectus of statutes and regulations under the headings "The Company -- Eligible Portfolio Companies," "Regulation," and "Federal Income Tax Matters," insofar as such descriptions purport to summarize certain provisions of statutes and regulations, present a fair summary of such provisions.

         9. The Company has the requisite corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions of the Agreement, as to which such counsel expresses no opinion, is enforceable against the Company in accordance with the terms thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and to general equitable principles.

         10. The Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement complies in all material respects with applicable provisions of the 1940 Act.

         11. The execution and delivery of the Agreement and the Investment Advisory Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of such agreements do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the Articles of Incorporation, as amended, or Bylaws of the Company, or, to such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us which is material to the Company and to which the Company is a party or by which it or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency applicable to the business or properties of the Company.

         12. The Company is a closed-end non-diversified investment company which has elected to be treated as a business development company under the 1940 Act, and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Shares pursuant to this Agreement. The provisions of the Articles of Incorporation and the Bylaws of the Company comply as to form in all material respects with the requirements of the 1940 Act. A Notification of Election to be subject to Sections 54-65 of the 1940 Act on Form N-54A has been filed by the Company with the Commission under the 1940 Act, and such Form N-54A complies as to form in all material respects with the requirements of Section 54(a) of the 1940 Act.

         13. To such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or to which any property of the Company is subject, before or by any federal or state court or other governmental agency, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company, except as set forth in or contemplated by the Registration Statement and the Prospectus.

         14. To such counsel's knowledge, the Company is not in violation of its Articles of Incorporation, as amended, or Bylaws or in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us which is material to the Company and to which the Company is a party or by which it or its properties is bound or affected, and the Company is not in violation of any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency known to such counsel and applicable to the business or properties of the Company, where such violation or default might have a material adverse effect on the Company.

         15. The shares have been duly authorized for listing by Nasdaq SmallCap Market System upon official notice of issuance.

         16. In addition to the foregoing, such counsel shall state that while in connection with their participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy or completeness or fairness of the statements contained or incorporated therein (except as addressed in the first sentence of paragraph 4 and in paragraphs 7 and 8 above), and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that they are unable to assume and they do not assume any responsibility for such accuracy, completeness or fairness (except as addressed in the first sentence of paragraph 4 and in paragraphs 7 and 8 above), on the basis of such counsel's review of the Registration Statement, the Prospectus and the agreements included as exhibits to the Registration Statement and such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel do not believe that the Registration Statement (excluding the agreements included as exhibits to the Registration Statement) and the agreements included as exhibits to the Registration Statement, considered as a whole, as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel do not believe that the Prospectus and the agreements included as exhibits to the Registration Statement, considered as a whole, on the date of the Prospectus or as of the Closing Date, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also state that they do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

         Such opinion may be limited to matters governed by federal laws of the United States, the General Corporation Law of the State of Maryland or the laws of the State of Illinois.

         In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact, upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                                                       EXHIBIT B

                Form of Opinion of Counsel to Investment Adviser

         1. Investment Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in the State of Ohio with corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement.

         2. Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

         3. The Agreement and Investment Advisory Agreement have been duly authorized, executed and delivered by Investment Adviser, and the Agreement and the Investment Advisory Agreement each constitutes a valid and binding agreement of Investment Adviser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equitable principles.

         4. The execution and delivery of the Agreement and the Investment Advisory Agreement by the Investment Adviser, the consummation by the Investment Adviser of the transactions therein contemplated and the compliance by the Investment Adviser with the terms of such agreements do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Investment Adviser or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the Certificate of Formation or Operating Agreement of the Investment Adviser, or, to such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us which is material to the Investment Adviser and to which the Investment Adviser is a party or by which it or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency applicable to the business or properties of the Investment Adviser.

         5. To such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Investment Adviser before or by any federal or state court, or other governmental agency wherein an unfavorable ruling, decision or finding might materially and adversely affect the Investment Adviser except as set forth or contemplated by the Registration Statement or Prospectus.

         In addition to the foregoing, such counsel shall state that while in connection with their participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy or completeness or fairness of the statements contained or incorporated therein and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that they are unable to assume and they do not assume any responsibility for such accuracy, completeness or fairness on the basis of such counsel's review of the Registration Statement, the Prospectus and the agreements included as exhibits to the Registration Statement and such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel do not believe that the Registration Statement (excluding the agreements included as exhibits to the Registration Statement) and the agreements included as exhibits to the Registration Statement, considered as a whole, as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel do not believe that the Prospectus and the agreements included as exhibits to the Registration Statement, considered as a whole, on the date of the Prospectus or as of the Closing Date, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also state that they do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

         Such opinion may be limited to matters governed by federal laws of the United States, the Limited Liability Company Act of the State of Delaware or the laws of the State of Illinois.

         In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact, upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to counsel to the Underwriters on the Closing Date.


                                     B-2